Exhibit 99.1

For Release 8/13/2003

NEXSTAR BROADCASTING GROUP REPORTS SECOND QUARTER 2003 RESULTS

Irving, TX —August 13, 2003—Nexstar Broadcasting Group today reported financial results for Nexstar Finance, L.L.C., for the quarter ended June 30, 2003.

Reported results

Net revenues in the second quarter of 2003 were $34.3 million, an increase of 18.3% over net revenues of $29.0 million in the second quarter of 2002. Broadcast cash flow for the second quarter of 2003 was $15.0 million compared to $12.4 million in the second quarter of 2002, an increase of 21.2%, and adjusted EBITDA for the second quarter of 2003 was $13.7 million compared to adjusted EBITDA of $11.5 million for the second quarter of 2002. For the six months ended June 30, 2003, net revenues were $61.8 million compared to $54.9 million for the same period in 2002, an increase of 12.4%. Broadcast cash flow for the first six months of 2003 was $24.0 million, an increase of 9.9% over broadcast cash flow of $21.8 million for the first six months of 2002. Adjusted EBITDA was $21.5 million and $20.0 million for the first six months of 2003 and 2002, respectively. A reconciliation of earnings as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) to broadcast cash flow and adjusted EBITDA is included in the attached exhibits.

Nexstar recognized a net loss for the second quarter of 2003 of $1.0 million, compared to a net loss in the second quarter of 2002 of $4.2 million. For the first six months of 2003, Nexstar’s net loss was $14.0 million compared to a net loss of $38.2 million for the first six months of 2002. The six month loss in 2002 included a transition impairment charge for goodwill of $27.4 million. In the first quarter of 2003, the Company recorded a write off of $5.8 million of debt financing costs related to the refinancing of our senior credit facilities. The write off of debt financing costs is included in interest expense.

Balance Sheet

Debt, net of cash, on June 30, 2003 was $340.0 million, and leverage at the operating company was 5.6x. The debt and leverage calculations are pursuant to the Company’s senior secured credit agreement. The Company’s current covenant with respect to consolidated total leverage, as defined in the credit agreement, is 7.25x. Capital expenditures for the quarter ended June 30, 2003 totaled $4.1 million. Cash on hand as of June 30, 2003 totaled $97.7 million.

Recent Developments

On May 9, 2003 Mission Broadcasting announced it had reached a definitive agreement to acquire WBAK TV, the Fox affiliate serving Terre Haute, IN, from Bahakel Communications for $3.0 million. Mission began operating the station effective that date and entered into a Shared Services Agreement and Joint Sales Agreement with Nexstar’s Terre Haute NBC affiliate, WTWO TV. The transaction is expected to close in the fourth quarter of this year. On June 13, 2003 Mission closed on its acquisition of NBC affiliates KRBC TV, Abilene, TX, and

Nexstar Broadcasting Group Reports Second Quarter 2003 Results

KACB TV, San Angelo, TX, from Lin Broadcasting. The previously announced acquisition of KARK TV (NBC), Little Rock, AR and WDHN TV (ABC), Dothan, AL, from Morris Multimedia closed on August 1, 2003.

CEO Comment

Perry A. Sook, Nexstar Broadcasting Group President and Chief Executive Officer said, “I am proud of the resiliency shown by our sales and management teams in the second quarter while facing an uncertain advertising environment not yet fully recovered from the war in Iraq. On a pro-forma same station basis, our “core” local and national revenue held flat to the prior year. Political revenues were $1.3 million in the second quarter of 2003 compared to $2.1 million in the same period of 2002. Our total net revenue on a same station pro-forma basis finished at $34.4 million in the second quarter of 2003, down 1.7% as compared to the $35.0 million in the second quarter of 2002. I am particularly pleased that our concerted effort to contain costs allowed us to deliver a same station operating margin increase for the quarter. Station operating expenses finished 3% under second quarter of 2002, excluding program payments which were down 9.3% on a same station basis for the quarter. This produced a station operating margin of 43.6% for the second quarter of 2003, versus 42.2% for the same period last year.”

Second Quarter Conference Call

Senior management of Nexstar will hold a conference call to discuss second quarter results on Wednesday, August 13, 2003 at 3 p.m. EST. The dial in number is (800) 915-4836. No additional access code is needed. A replay will be available through August 15, 2003 by dialing (800) 428-6051 and entering passcode 300793.

Safe Harbor Statement

This release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as our management’s expectations of future business prospects or financial results. Such forward-looking statements involve a number of risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the situation in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, and should be considered in light of these and other risk factors described in Nexstar’s filings with the Securities and Exchange Commission. Such factors may cause actual results to differ materially from the forward-looking statements. Nexstar undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.

For more information, contact:

Bob Thompson, Chief Financial Officer

(972) 373-8800

Nexstar Broadcasting Group Reports Second Quarter 2003 Results

About Nexstar Broadcasting

Nexstar owns or provides services to 25 television stations (including a pending acquisition) serving markets covering approximately 3.5% of all U.S. television households. Nexstar has certain local service agreements including Shared Services Agreements, Time Brokerage Agreements, Joint Operating Agreements and Joint Sales Agreements with other stations. The following is a list of the company’s owned stations, as well as those with which it has local service agreements:

DMA	Market	Station Call Letters	Channel #	Affiliation	Status
53	Wilkes-Barre/Scranton, PA	WBRE-TV WYOU-TV	28 22	NBC CBS	Owned SSA
56	Little Rock, AR	KARK-TV	4	NBC	Owned
77	Rochester, NY	WROC-TV	8	CBS	Owned
81	Shreveport, LA/ Texarkana, TX	KTAL-TV	6	NBC	Owned
82	Champaign/Springfield/Decatur, IL	WCIA-TV WCFN-TV	3 49	CBS UPN	Owned Owned
117	Peoria/Bloomington, IL	WMBD-TV WYZZ-TV	31 43	CBS FOX	Owned JOA
137	Beaumont/Port Arthur, TX	KBTV	4	NBC	Owned
142	Wichita Falls, TX/Lawton, OK	KFDX-TV KJTL-TV KJBO-LP	3 18 35	NBC FOX UPN	Owned JSA JSA
143	Erie, PA	WJET-TV WFXP-TV	24 66	ABC FOX	Owned TBA
145	Joplin, MO/Pittsburg, KS	KSNF-TV KODE-TV	16 12	NBC ABC	Owned SSA
146	Terre Haute, IN	WTWO-TV WBAK-TV	2 38	NBC FOX	Owned Acq. pending /SSA & JSA
158	Midland/Odessa, TX	KMID-TV	2	ABC	Owned
163	Abilene/Sweetwater, TX	KTAB-TV KRBC-TV	32 9	CBS NBC	Owned SSA
171	Dothan, AL	WDHN-TV	18	ABC	Owned
193	St. Joseph, MO	KQTV	2	ABC	Owned
196	San Angelo, TX	KACB-TV	3	NBC	SSA

Nexstar Finance, L.L.C.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
	(Unaudited) (dollars in thousands)		(Unaudited) (dollars in thousands)
Revenue (excluding trade and barter)	$33,623	$39,735	$63,622	$71,436
Less: commissions	(4,633)	(5,441)	(8,692)	(9,669)

Net broadcast revenue (excluding trade and barter)	28,990	34,294	54,930	(61,767)
Trade and barter revenue	2,531	2,461	4,914	5,617

Total net revenue	31,521	36,755	59,844	67,384

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	8,819	9,864	17,320	20,201
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	8,467	10,354	17,001	19,541
Amortization of broadcast rights	3,320	3,527	6,904	7,359
Amortization of intangible assets	3,218	3,515	6,474	7,137
Depreciation	3,252	2,892	6,403	5,831

Total operating expenses	27,076	30,152	54,102	60,069

Income from operations	4,445	6,603	5,742	7,315
Interest expense, including amortization of debt financing costs	(8,715)	(8,210)	(17,390)	(22,177)
Interest income	25	255	58	324
Other income (expenses), net	(1,263)	315	(262)	546

Loss before income taxes and cumulative effect of change in accounting principle	(5,508)	(1,037)	(11,852)	(13,992)
Income tax benefit (expense)	1,260	(49)	1,079	(153)

Loss before cumulative effect of change in accounting principle	(4,248)	(1,086)	(10,773)	(14,145)
Cumulative effect of change in accounting principle, net of tax	—	—	(27,419)	—
Minority interest	—	105	—	105

Net loss	$(4,248)	$(981)	$(38,192)	$(14,040

Other comprehensive loss:
Change in market value of derivative instrument	$955	$—	$1,920	$—

Net loss and other comprehensive loss	$(3,293)	$(981)	$(36,272)	$(14,040)

NEXSTAR FINANCE, L.L.C.

UNAUDITED RECONCILIATION BETWEEN ACTUAL CONSOLIDATED STATEMENTS OF

OPERATIONS AND BROADCAST CASH FLOW, ADJUSTED EBITDA AND

PRO FORMA BROADCAST CASH FLOW

Includes the operations of KARK, WDHN, KRBC, KACB and WBAK

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
Income from operations	$4,445	$6,603	$5,742	$7,315
Add:
Depreciation and amortization of intangibles	6,470	6,407	12,877	12,968
Amortization of broadcast rights, net of barter	1,861	1,777	3,787	3,588
Interest income	25	255	58	324
Trade and barter expense	2,466	2,304	4,813	5,600
Network compensation payments received or receivable	2,203	2,096	4,343	4,117
Non-recurring expenses	105	120	462	159

Less:
Trade and barter revenue	2,531	2,461	4,914	5,617
Network compensation revenue	1,660	1,703	3,257	3,334
Payments for program license liabilities	1,916	1,737	3,936	3,648

Adjusted EBITDA	11,468	13,661	19,975	21,472

Pro forma adjustments
KARK operating results	1,340	379	2,428	379
WDHN operating results	68	50	79	50
KRBC operating results	83	––	(491)	––
KACB operating results	111	––	297	––
WBAK operating results	(89)	(27)	(152)	(106)

Add:
Depreciation and amortization KARK	407	––	887	––
Depreciation and amortization WDHN	52	––	103	––
Depreciation and amortization KRBC	––	––	631	––
Corporate expenses KARK	234	––	467	––
Corporate expenses WDHN	34	––	68	––
Corporate expenses KRBC	––	––	30	––
Trade and barter expense KRBC	2	––	49	––
Trade and barter expense WBAK	61	23	133	67
Non-recurring expense KARK	116	––	175	––

Less:
Trade and barter revenue KRBC	––	––	51	––
Trade and barter revenue KACB	––	––	3	––
Trade and barter revenue WBAK	61	23	133	67

Net pro forma adjustments	2,358	402	4,517	323

Pro forma Adjusted EBITDA	$13,826	$14,063	$24,492	$21,795

Pro forma Adjusted EBITDA	$13,826	$14,063	$24,492	$21,795
Corporate expenses	939	1,378	1,861	2,527

Pro forma Broadcast cash flow	$14,765	$15,441	$26,353	$24,322

We define adjusted EBITDA as income (loss) from operations plus depreciation and amortization (including amortization of broadcast rights), interest income, non-cash trade and barter expenses, non-recurring expenses (including time brokerage agreement fees) and network compensation payments received or receivable, less payments for broadcast rights, non-cash trade and barter revenue and network compensation revenue. We define broadcast cash flow (“BCF”) as adjusted EBITDA plus corporate expenses. Neither BCF nor adjusted EBITDA (i) is a measure of performance calculated in accordance with generally accepted accounting principles, (ii) should be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements, or (iii) is intended to represent a measure of funds available for debt service, dividends, reinvestment or discretionary uses. In addition, our definition of BCF and/or adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that the presentation of BCF and adjusted EBITDA is relevant and useful because such data is used by industry analysts to determine a market value of our television stations. Furthermore, adjusted EBITDA and broadcast cash flow are used by Nexstar’s management to determine our operating performance, and (along with other data) as internal measures for setting budgets, assessing financial performance, evaluating targeted stations for acquisition and as a measurement component of incentive compensation.

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